Investor Presentation Third Quarter 2020 November 17, 2020 Steve Gardner Chairman, President & Chief Executive Officer sgardner@ppbi.com 949-864-8000 Ronald J. Nicolas, Jr. Sr. EVP & Chief Financial Officer rnicolas@ppbi.com 949-864-8000

FORWARD LOOKING STATEMENTS AND WHERE TO FIND MORE INFORMATION Forward Looking Statements This investor presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of Pacific Premier Bancorp, Inc. (“PPBI” or the “Company”), including its wholly-owned subsidiary Pacific Premier Bank (“Pacific Premier” or the “Bank”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on PPBI’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, stockholder value creation, tax rates and the impact of the acquisition of Opus Bank (“Opus” or “OPB”) and other acquisitions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect PPBI’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. The COVID-19 pandemic is adversely affecting us, our customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions, including further increases in unemployment rates, or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and further increase stock price volatility, which could result in impairment to our goodwill in future periods. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways, including the potential adverse impact of loan modifications and payment deferrals implemented consistent with recent regulatory guidance. Other risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation/deflation, interest rate, market and monetary fluctuations; the effect of acquisitions we have made or may make, such as our recent acquisition of Opus, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the impact of changes in financial services policies, laws and regulations, including those concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies; the effectiveness of our risk management framework and quantitative models; changes in the level of our nonperforming assets and charge-offs; uncertainty regarding the future of LIBOR and potential alternative reference rates, including SOFR; the effect of changes in accounting policies and practices or accounting standards, as may be adopted from time-to-time by bank regulatory agencies, the U.S. Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters, including ASU 2016-13 (Topic 326), “Measurement of Credit Losses on Financial Instruments,” commonly referenced as the CECL model, which has changed how we estimate credit losses and may further increase the required level of our allowance for credit losses in future periods; possible credit related impairments of securities held by us; possible impairment charges to goodwill; the impact of current governmental efforts to restructure the U.S. financial regulatory system, including any amendments to the Dodd-Frank Wall Street Reform and Consumer Protection Act; changes in consumer spending, borrowing and savings habits; the effects of our lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; our ability to attract deposits and other sources of liquidity; the possibility that we may reduce or discontinue the payments of dividends on our common stock; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad; public health crises and pandemics, including the COVID-19 pandemic, and their effects on the economic and business environments in which we operate, including on our credit quality and business operations, as well as the impact on general economic and financial market conditions; cybersecurity threats and the cost of defending against them, including the costs of compliance with potential legislation to combat cybersecurity at a state, national or global level; unanticipated regulatory or legal proceedings; and our ability to manage the risks involved in the foregoing. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and other filings filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). The Company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made. Non-U.S. GAAP Financial Measures This presentation contains non-U.S. GAAP financial measures. For purposes of Regulation G promulgated by the SEC, a non-U.S. GAAP financial measure is a numerical measure of the registrant’s historical or future financial performance, financial position or cash flows that excludes amounts or is subject to adjustments that have the effect of excluding amounts that are included in the most directly comparable measure calculated and presented in accordance with U.S. GAAP in the statement of income, statement of financial condition or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented in this regard. U.S. GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, PPBI has provided reconciliations within this presentation, as necessary, of the non-U.S GAAP financial measures to the most directly comparable U.S. GAAP financial measures. For more details on PPBI’s non-U.S. GAAP measures, refer to the Appendix in this presentation. © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 2

PACIFIC PREMIER BANCORP, INC.

High quality franchise in key metropolitan areas throughout the Western U.S.

Corporate Overview

Headquarters	Irvine, CA
Exchange/Listing	Nasdaq: PPBI
Market Capitalization(1)	$2.9 billion
Average Daily Volume(2)	456,111 shares
Common Shares Outstanding(3)	94,375,521
Dividend Yield(1)	3.7%
# of Research Analysts	6 Analysts
Client Focus	Small & Middle-Market Businesses
Branch Network	65 Full Service Branch Locations

Financial Highlights

Balance Sheet and Capital Ratios(3)		Profitability and Credit Quality(3)	
Assets	$19.84 billion	**ROAA**	1.31%
Loans HFI	$13.45 billion	**PPNR ROAA(4)(5)**	1.92%
TCE / TA(5)	9.01%	**Efficiency Ratio(5)**	47.4%
Tier 1 Capital Ratio	11.71%	**NPA / Assets**	0.14%
Total RBC Ratio	16.00%	**ACL / Loans**	2.10%

Branch Footprint



11
Pacific Northwest
Seattle MSA (10)
Portland MSA (2)
Other Washington (1)
2
11
Central Coast California
San Luis Obispo (9)
Santa Barbara (2)
1
Nevada
Las Vegas (1)
37
Southern California
Los Angeles-Orange (22)
San Diego (6)
Riverside-San Bernardino (9)
3
Arizona
Phoenix (1)
Tucson (2)

Note: All dollars in millions
1. Market data as of November 16, 2020
2. 3-month average as of November 16, 2020
3. As of September 30, 2020 or for the three months ended September 30, 2020
4. Pre-provision net revenue excludes merger-related expenses
5. Please refer to non-U.S. GAAP reconciliation in the appendix

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

3

Q3 2020 RESULTS • Net income of $66.6 million or $0.70 per diluted share • Sold $1.2 billion of loans, including PPP loans, resulting in a pre-tax gain of $9.5 million Earnings • Pre-provision net revenue (“PPNR”) of $97.7 million and PPNR ROAA of 1.92%(1) • Net interest margin of 3.54%; core net interest margin of 3.23%(1) • Efficiency ratio of 47.4%(1) and noninterest expense of $95.6 million(2) • Deposits of $16.3 billion, a decrease of 3.8% from the prior quarter driven by runoff of high-cost Opus deposits Deposits • Non-maturity deposits of 89% and noninterest-bearing checking of 36% of total deposits • Average cost of deposits decreased to 0.20% from 0.32% in Q2 2020 • Loan portfolio of $13.5 billion, a decrease of 3.6% from the prior quarter excluding PPP loans Loans • Loan / deposit ratio of 82.4%, compared to 88.8% in Q2 2020 • Higher prepayments and lower line utilization during the third quarter of 2020 • Total delinquent loans decreased to 0.22% of total loan portfolio from 0.25% in Q2 2020 Asset • Nonperforming assets were 0.14% of total assets, a decrease from 0.17% in Q2 2020 Quality • Allowance for credit losses of $282.5 million, or 2.10% of loans; including fair value net discount on acquired loans, loss absorption capacity equals 3.01% of loans • Net charge-offs of $4.5 million, or 0.03% of average loans • Tangible common equity to tangible assets of 9.0% and total risk-based capital ratio of 16.0%. Capital • Tangible book value per share increased $0.43 to $18.01(1) • Declared quarterly dividend of $0.28 per share 1. Please refer to non-U.S. GAAP reconciliation in the appendix 2. Noninterest expense, excluding merger related expense © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 4

KEY INVESTMENT HIGHLIGHTS • Strong pre-provision net revenue generation • Low cost of deposits and higher net interest margin relative to peers(1) Financial Performance • Enhanced fee income sources that diversify revenues • Excellent asset quality metrics and better-than-peer average credit losses and nonperforming loans(1) Attractive • One of the premier commercial bank franchises in the Western U.S. Franchise • Benefits from strength and size of attractive Western U.S. markets Value • Comprehensive product offering targeting small & middle-market businesses and corporations Prudent Risk • Strong culture with robust governance processes and experienced credit personnel Management • Proactive credit risk management – limited net loan growth over the last 2 + years • COVID-19 temporary loan modifications represent 1.8% of total loans as of September 30, 2020 • Management team, on average, has over 25 years of banking experience Experienced • Continuous strengthening and improvement of executives, senior managers, and personnel Management • Deep in-market relationships drive client-focused business model • Proven track record of creating shareholder value 1. Peer group consists of Western region banks and thrifts with total assets between $5 billion and $50 billion as of June 30, 2020 © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 5

PEER COMPARISON Pacific Premier has consistently outperformed Western bank peers(1) PPNR ROAA(2) Net Interest Margin PPBI Peer Median PPBI Peer Median 2.03% 1.92% 1.88% 4.43% 4.44% 4.33% 4.24% 1.78% 1.76% 3.79% 1.63% 3.54% 1.71% 3.88% 3.92% 1.67% 1.70% 3.80% 1.60% 3.66% 1.56% 3.22% 2017Y 2018Y 2019Y 2020Q1 2020Q2 2020Q3 2017Y 2018Y 2019Y 2020Q1 2020Q2 2020Q3 Efficiency Ratio Nonperforming Assets to Total Assets PPBI Peer Median PPBI Peer Median 56.6% 57.2% 55.4% 54.4% 54.5% 0.43% 0.43% 0.40% 0.35% 0.36% 52.6% 52.9% 51.7% 51.0% 50.8% 47.4% 0.18% 0.17% 0.14% 0.08% 0.04% 0.04% 2017Y 2018Y 2019Y 2020Q1 2020Q2 2020Q3 2017Y 2018Y 2019Y 2020Q1 2020Q2 2020Q3 1. Peer group consists of Western region banks and thrifts with total assets between $5 billion and $50 billion as of June 30, 2020 2. Pre-provision net revenue exclusive of merger related expenses. Please refer to the non-U.S. GAAP information in the appendix. © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 6

INNOVATION LEADER Leveraging technology to better serve our clients and operate more efficiently Current and Planned Technology Offerings Salesforce® Integration  Pacific Premier API - Money Movement  Modernized Digital Online Banking  Zelle® P2P Payments  Integrated Payables Solutions  Same Day ACH Support • Integration of Salesforce® – a leading relationship management platform – licensed and  Direct Biller / Invoice Presentment implemented in 2012  Enhanced Mobile with Debit Card Controls • Fully leveraged across the enterprise • Continually enhancing, customizing and  Modernized Remote Deposit Capture leveraging Salesforce® throughout the Bank to expand client relationships, develop new  Expanded Secure File Transmissions Platform business, data aggregation, and management reporting  Voice Recognition Biometric Authentication Note: Zelle and Salesforce are registered trademarks of Early Warning Services LLC and Salesforce.com, Inc. © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 7

PREMIER API BANKING Modernize the client’s access to secure funds movement and data analytics Open API banking creates new opportunities to engage with clients, industry partners and FinTech companies alike • Access to real-time account information, secure funds 31,000+ $1.8 Billion movement and data analytics Active Accounts Deposits • Manual, repetitive banking tasks are automated securely • Designed to address traditional pain points associated with 61,000+ cash movement and treasury management services 19 Daily API Partners Transactions • We can take our automated solutions directly into the client’s environment © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 8

DIVERSIFYING REVENUE Leading Custodian • Over thirty years experience as one of the country’s leading IRA custodians for alternative assets • Custodian for over 40,000 unique investments in private equity, real estate, debt instruments, and other non-exchange traded assets Opportunity to Scale • Over $15 billion in assets under custody, up approximately 5.8% year to date, with meaningful opportunity to expand over time • Nationwide business with a granular customer base – approximately 44,000 customer accounts Strong fee income • Consistent source of noninterest income through custodial account fees • Contributes approximately $28 million of noninterest income annually Attractive funding • Ancillary cash balances in customers’ accounts that are not invested in other assets • Approximately $1.3 billion of deposits at a 0.02% cost of deposits © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 9

DISCIPLINED ACQUIRER PPBI acquisitions have consistently enhanced franchise value • Acquisitions are fully integrated into Pacific Premier Bank with a “one bank, one culture” approach • Total Assets have grown 44% compounded annually since 2013 Acquisition Timeline Total February 2011 January 2014 January 2015 January 2016 April 2017 and July 2018 June 2020 Assets Canyon National Infinity Franchise Independence Security California November 2017 Grandpoint Opus Bank Bank ($192MM Holdings ($80MM Bank ($422MM Bancorp ($715MM Heritage Oaks Capital, Inc. ($8.3B assets) $25,000 assets) in FDIC- assets), assets) assets) Bancorp ($2.0B ($3.2B assets) assisted deal a specialty finance assets) and company Plaza Bancorp ($1.3B assets) April 2012 $20,517 $19,844 $20,000 Palm Desert National Bank ($103MM assets) in FDIC-assisted deal $15,000 March 2013 and $11,976 June 2013 $11,487 $11,776 First Associations Bank ($424MM $10,000 assets) and San Diego Trust Bank $8,025 ($211MM assets) $5,000 $4,036 $2,790 $1,714 $2,038 $- 2013 2014 2015 2016 2017 2018 2019 1Q'20 2Q'20 3Q'20 Non-Acquired Acquired Note: All dollars in millions © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 10

SHAREHOLDER FOCUSED • Dividend increased 12% to $0.28 share, optimizing capital management • Strong capital ratios, growing shareholder value Q3 2020 Q2 2020 Q3 2019 Growth in Tangible Book Value per Share (1) TBVPS Cumulative Dividends Consolidated PPBI $1.13 $0.88 $1.63 $0.66 Common Equity Ratio 13.54% 12.94% 16.84% $1.38 $0.44 $0.22 Tangible Common Equity Ratio(1) 9.01% 8.50% 10.01% $18.84 $18.60 $18.41 $18.01 Leverage Ratio 9.09% 12.00% 10.34% $17.92 $17.58 $17.56 $16.97 Common Equity Tier 1 Ratio (CET1) 11.71% 11.32% 10.93% $15.25 Tier 1 Ratio 11.71% 11.32% 11.04% Risk Based Capital Ratio 16.00% 15.69% 13.40% $12.51 $11.17 $10.12 $9.65 Pacific Premier Bank $9.08 $8.19 $7.83 Leverage Ratio 10.33% 13.49% 12.20% Common Equity Tier 1 Ratio (CET1) 13.31% 12.73% 13.01% Tier 1 Ratio 13.31% 12.73% 13.01% Risk Based Capital Ratio 15.38% 14.81% 13.41% 1. Please refer to non-U.S. GAAP reconciliation in appendix © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 11

PPBI Q3 2020 Financial Overview

CORE EARNINGS AND EFFICIENCY Strong capital generation from pre-provision net revenue and operating efficiencies Since 2013: • Compound annual growth for total revenue of 44% and pre-provision net revenue of 52%(1)(2) • Efficiency ratio improved from 64.7% to 47.4%(1) Revenue and Efficiency Ratio(1) Pre-Provision Net Revenue(1) $390.8 $773.2 2.19% 2.16% 1.99% 1.96% 1.94% 2.03% 1.84% 1.92% 1.62% 1.60% 64.7% 61.3% $548.8 55.9% 53.6% $482.5 $494.6 $235.0 $242.3 51.0% $423.7 $224.1 $192.3 51.6% 50.8% 52.6% 52.9% 47.4% $278.6 $131.7 $172.7 $79.0 $120.7 $52.2 $67.3 $87.0 $23.4 $33.6 2013 2014 2015 2016 2017 2018 2019 Q1 (2) Q2 (2) Q3 (2) 2013 2014 2015 2016 2017 2018 2019 Q1 (2) Q2 (2) Q3 (2) 2020 2020 2020 2020 2020 2020 Total Revenue Efficiency Ratio Pre-Provision Net Revenue PPNR / Average Assets Note: All dollars in millions 1. Excludes merger-related expenses. Please refer to non-U.S. GAAP reconciliation in the appendix. 2. Assumes annualized total revenue and pre-provision net revenue © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 13

NET INTEREST MARGIN NIM contracted in Q3 2020, primarily driven by Opus acquisition and asset composition Factors Affecting Q3 2020 Net Interest Margin Reported and Core Net Interest Margin 4.48% 4.43% 4.44% 4.18% 4.21% 4.25% 4.33% 4.24% 3.79% 3.54% 4.09% 4.06% 4.20% 4.18% 4.24% 4.13% 4.08% 3.93% 3.59% 3.23% 2013 2014 2015 2016 2017 2018 2019 Q1 Q2 Q3 2020 2020 2020 (1) Increase Decrease Reported Net Interest Margin Core Net Interest Margin Loan Yields Cost of Deposits 5.59% 5.54% 5.32% 5.39% 5.45% 5.31% 5.52% 5.27% 4.77% 4.75% 0.66% 5.31% 5.30% 5.28% 5.18% 5.18% 5.13% 5.04% 5.08% 4.57% 4.41% 0.51% 0.48% 0.34% 0.34% 0.32% 0.32% 0.28% 0.28% 0.20% 2013 2014 2015 2016 2017 2018 2019 Q1 Q2 Q3 2013 2014 2015 2016 2017 2018 2019 Q1 Q2 Q3 2020 2020 2020 2020 2020 2020 (1) Reported Loan Yield Core Loan Yield Cost of Deposits 1. Please refer to non-U.S. GAAP reconciliation in appendix. Core net interest margin and core loan yield exclude accretion and other one-time adjustments. © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 14

NIE & OPUS COST SAVINGS Achieved greater than estimated cost savings during Q3 2020 • Estimated cost savings of 25% of Opus’ annual expense run rate; Q3 2020 annualized NIE surpassed estimate • Expect fully phased in cost savings by year-end Estimated 25% $430 Cost Savings $390 $382 Opus $160 $120 Pacific Premier $270 $270 Pre-Merger Estimated Actual Q3 2020 Annual Annual Noninterest Noninterest Noninterest Expense With Expense Expense Cost Savings Annualized(1) 1. Excludes merger-related expenses © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 15

CECL & LOSS ABSORPTION CAPACITY

Updated economic forecast for CECL Model:

- Utilized Moody's probability-weighted September economic forecast – model weightings unchanged from June
- Shape of economic recovery forecasted by Moody's was largely unchanged from June economic forecast

Allowance for Credit Losses + Fair Value Mark

(dollars in thousands)	Balance	% of Total Loans Held for Investment
Allowance for Credit Losses	$ 282,503	2.10%
Plus: Fair Value Mark on Acquired Loans[(4)]	126,251	0.93%
Total Allowance + Fair Value Mark[(4)]	**$ 408,754**	**3.01%**

Combined Loss Absorption Capacity

ACL Change Attributions ($ in millions)



$282.3
$17.0
$0.0
$10.3
($31.3)
$4.2
$282.5
ACL Balance June 30, 2020
Economic Forecast
Qualitative Factor
Asset Quality
Loan Composition
Model Change/ Other
ACL Balance Sep 30, 2020
Increase
Decrease

Allowance for Credit Losses by Loan Type

(dollars in thousands)	6/30/2020 ACL Balance	6/30/2020 % of Loans HFI[(3)]	9/30/2020 ACL Balance	9/30/2020 % of Loans HFI
Investor loans secured by real estate				
CRE non-owner occupied	$ 63,007	2.26%	$ 54,105	2.00%
Multifamily	63,511	1.22%	67,336	1.31%
Construction and land	18,804	5.26%	15,557	4.60%
SBA secured by real estate[(1)]	2,010	3.38%	5,327	9.25%
Business loans secured by real estate				
CRE owner-occupied	48,213	2.22%	48,666	2.30%
Franchise real estate secured	13,060	3.58%	11,988	3.34%
SBA secured by real estate[(2)]	4,368	5.11%	6,160	7.32%
Commercial loans				
Commercial and industrial	41,967	2.05%	47,914	2.63%
Franchise non-real estate secured	21,676	4.14%	20,149	3.90%
SBA non-real estate secured	600	2.85%	951	5.68%
Retail loans				
Single family residential	1,479	0.56%	1,243	0.51%
Consumer loans	3,576	7.72%	3,107	6.90%
ACL for Loans HFI	**$ 282,271**	**2.02%**	**$ 282,503**	**2.10%**
ACL for off-balance sheet commitments	22,023		21,522	
Total Allowance for Credit Losses	**$ 304,294**		**$ 304,025**	

1. SBA loans that are collateralized by hotel real property
2. SBA loans that are collateralized by real property other than hotel real property
3. Excludes PPP loans
4. Adds back the FV discount to the loans held for investment

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

16

ATTRACTIVE DEPOSIT MIX • 89% of total deposits are non-maturity and 36% are noninterest-bearing demand • Deposit mix reflects our relationship-based business model Deposit Mix (% of Total) Q3 2020 % of Cost of Balance Total Deposits(1) Money Market Certificates & Savings of Deposit (dollars in thousands) 35% 11% Noninterest-bearing demand $ 5,895,744 36% 0.00% Interest-bearing demand 2,937,910 18% 0.16% $16.3 Money market and savings 5,778,688 35% 0.34% Total non-maturity deposits 14,612,342 89% 0.28% Billion Retail certificates of deposit 1,542,029 9% 0.47% Interest- Wholesale/brokered certificates of deposit 176,436 1% 0.74% bearing Noninterest Demand -bearing Total certificates of deposit 1,718,465 11% 0.50% 18% Demand 36% Total deposits $ 16,330,807 100% 0.20% Cost of Deposits(1) Non-Maturity Deposits (% of Total) 0.72% 89% 89% 0.58% 88% 88% 0.48% 0.32% 85% 0.20% Q3 Q4 Q1 Q2 Q3 Q3 Q4 Q1 Q2 Q3 2019 2019 2020 2020 2020 2019 2019 2020 2020 2020 1. Quarterly average cost © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 17

HIGH QUALITY SECURITIES PORTFOLIO

Investment Securities as of September 30, 2020[1]


MBS
$895.2
25%
CMO
$358.3
10%
$3.6
Billion
Muni
Bonds
$1,314.0
36%
Agency
$603.0
17%
Treasuries
$32.7
1%
Corp
Notes
$397.5
11%

Historical Balances and Yields


Period-end Balance
Average Balance
Average Yield
2.81%
2.83%
2.74%
2.36%
1.73%
$1,297
$1,312
$1,406
$1,445
$1,372
$1,503
$2,369
$1,792
$3,629
$3,284
3Q19
4Q19
1Q20
2Q20
3Q20

Liquid, highly-rated securities portfolio

- Investment securities totaled $3.63 billion as of September 30, 2020, or 18% of total assets
- Securities increased $1.26 billion from the prior quarter, primarily driven by purchases of AAA-rated municipal and mortgage backed securities
- Q3 2020 average yield of 1.73%
- Portfolio effective duration of 5.1 years
- Net unrealized gain of $64 million
- Held-to-Maturity securities were $28.0 million as of September 30, 2020

Summary of Credit Ratings

	Muni	MBS	CMO	Agency	Corp Notes	Treasuries	Total[1]
AAA	$965.2	$895.2	$358.3	$603.0	--	$32.7	$2,854.4
AA	$347.9	--	--	--	--	--	$347.9
A	$0.9	--	--	--	$208.2	--	$209.1
BBB	--	--	--	--	$189.3	--	$189.3
Total	$1,314.0	$895.2	$358.3	$603.0	$397.5	$32.7	$3,600.7

1. Excludes securities classified as Held-to-Maturity, which totaled $28.0 million as of September 30, 2020

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

18

Loan Portfolio and Credit Quality

DIVERSIFIED LOAN PORTFOLIO

- **80% of loan portfolio is real estate secured**
- **Geographically diversified**

Loans by Type



Investor real estate secured 61%
Business real estate secured 19%
Commercial 18%
Consumer 2%

Loans by Geography[4]



Other CA 34%
Orange County 12%
WA 6%
AZ 6%
Other States 14%
Los Angeles 28%

	Q3 2020		
	Balance	% of Total	Weighted Average Rate[1]
Investor real estate secured			
CRE non-owner occupied	$ 2,707,930	20 %	4.40 %
Multifamily	5,142,069	38	4.10
Construction and land	337,872	3	5.73
SBA secured by real estate[2]	57,610	0	5.01
Total investor real estate secured	8,245,481	61	4.27
Business real estate secured			
CRE owner-occupied	2,119,788	16	4.53
Franchise real estate secured	359,329	3	5.16
SBA secured by real estate[3]	84,126	0	5.23
Total business real estate secured	2,563,243	19	4.63
Commercial			
Commercial and industrial	1,820,995	14	3.89
Franchise non-real estate secured	515,980	4	5.59
SBA non-real estate secured	16,748	0	5.64
Total commercial	2,353,723	18	4.27
Consumer			
Single family residential	243,359	2	4.36
Consumer	45,034	0	2.45
Total consumer	288,393	2	4.07
Total loans held for investment	**$ 13,450,840**	**100 %**	**4.34 %**

Note: All dollars in thousands
Note: SBA loans are unguaranteed portion and represent approximately 20% of principal balance for the respective borrower
1. As of September 30, 2020 and excludes the impact of fees, discounts and premiums
2. SBA loans that are collateralized by hotel real property
3. SBA loans that are collateralized by real property other than hotel real property
4. Based on state where primary real property collateral is located, if available, otherwise borrower address is used. All California information is for respective county

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

20

MODIFICATIONS CURRENT STATUS

Temporary loan modifications decreased significantly during the third quarter of 2020

- Total modifications were $237.7 million, or 1.8% of loans held for investment, as of September 30, 2020, down from $2.2 billion, or 16.1%, as of June 30, 2020
- 86% of expired loan mods have resumed payment and 14% have not yet had a scheduled payment due
- Of the loan mods as of September 30th, only 9% are new first mods

Temporary Loan Modifications

(dollars in thousands)	June 30, 2020 Total Mods	June 30, 2020 Loans HFI	June 30, 2020 % of Loans HFI	September 30, 2020 Total Mods[2]	September 30, 2020 Loans HFI	September 30, 2020 % of Loans HFI
CRE Non-owner Occupied	$ 796,514	$ 2,783,692	28.6%	$ 127,282	$ 2,707,930	4.7%
CRE NOO Office	176,093	764,677	23.0%	6,534	759,953	0.9%
CRE NOO Retail	258,049	762,533	33.8%	13,427	749,649	1.8%
CRE NOO Hotel	270,187	388,068	69.6%	93,833	341,974	27.4%
CRE NOO Industrial & Other	92,185	868,414	10.6%	13,487	856,355	1.6%
Franchise Loans	489,847	888,402	55.1%	26,389	875,309	3.0%
Commercial & Industrial	91,558	2,051,313	4.5%	2,165	1,820,995	0.1%
SBA[1]	-	166,081	0.0%	8,501	158,484	5.4%
CRE Owner Occupied	363,104	2,170,154	16.7%	38,507	2,119,788	1.8%
Construction & Land	-	357,426	0.0%	-	337,872	0.0%
Multifamily	492,261	5,225,557	9.4%	31,864	5,142,069	0.6%
SFR and other	11,690	311,479	3.8%	3,026	288,393	1.0%
Total[1]	**$ 2,244,974**	**$ 13,954,104**	**16.1%**	**$ 237,735**	**$ 13,450,840**	**1.8%**

1. Excludes PPP Loans
2. Includes $119.4 million of in-process, potential loan modifications, of which $101.7 million are previously modified loans

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

21

COVID-19 “AT-RISK” SEGMENTS ACL % and Loss Absorption Coverage % are both higher than aggregate portfolio At-Risk Loans by Loan Type, as of September 30, 2020 Avg. % % Loss Loan # of Loan Seasoning Modified Criticized Coverage (dollars in thousands) Balance Loans Size LTV DSCR in Months Loans(1) Loans(2) Ratio(3) Notes Low LTV; no malls and minimal CRE NOO Retail $ 749,649 403 $ 1,860 50% 1.80 48 1.8% 0.42% 2.20% exposure to big-box retailers Generally low-rise and garden-style CRE NOO Office $ 759,953 298 $ 2,550 57% 1.71 39 0.9% 0.19% 3.16% Class B & C properties No large resort, conference centers or CRE NOO Hotel $ 341,974 113 $ 3,026 49% 1.99 61 27.4% 0.72% 4.40% casinos SBA Hotel/Motel $ 57,610 106 $ 543 70% 1.78 39 11.1% 8.77% 9.25% Small average loan size (4) Seasoned operators, 91% are Quick Franchise Loans $ 875,309 825 $ 1,061 NA 1.47 30 3.0% 3.60% 3.67% Service Restaurants Total $ 2,784,495 1,745 $ 1,596 5.3% 1.56% 3.34% 1. Modified loans as of September 30, 2020 2. Period-end category criticized loans / category loans 3. Loss Coverage Ratio defined as (Allowance for Credit Losses + Fair Value Discount) / category loan balance 4. Fixed Cost Coverage Ratio (FCCR) used for Franchise Loans in place of DSCR © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 22

ASSET QUALITY TRENDS Asset quality trends continue to remain positive in current economic environment Nonperforming Assets (% of Total Assets) Past Due Loans (% of Total Loans) Nonperforming Assets NPAs / Assets Past Due Loans PD Loans / Loans HFI 0.18% 0.33% 0.17% 0.14% 0.25% $34.2 0.22% 0.22% 0.08% $27.5 $38.2 0.07% 0.13% $28.9 $29.4 $21.1 $19.1 $8.2 $9.0 $11.2 3Q 2019 4Q 2019 1Q 2020 2Q 2020 3Q 2020 3Q 2019 4Q 2019 1Q 2020 2Q 2020 3Q 2020 Classified Loans (% of Total Loans) Net Charge-offs (% of Loans, Annualized) Classified Loans Classified Loans / Loans HFI Net Charge-offs NCOs / Avg Loans Annualized $136.7 0.13% 0.11% 0.12% 0.62% 0.45% 0.52% $89.9 1.02% 0.06% 0.06% $4.7 $4.5 0.60% $54.1 $39.8 $44.9 $2.3 $1.4 $1.3 3Q 2019 4Q 2019 1Q 2020 2Q 2020 3Q 2020 3Q 2019 4Q 2019 1Q 2020 2Q 2020 3Q 2020 © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 23

CREDIT RISK MANAGEMENT Credit quality has historically outperformed peers, including the 2008-2012 credit cycle Nonperforming Assets to Total Assets Comparison PPBI Peer Median 4.50% 4.16% 4.00% 3.50% 3.23% 3.00% CNB Failed- Bank Acquisition PDNB Failed- 2/11/11 2.50% Bank Acquisition 4/27/12 2.00% 1.65% 1.50% 1.00% 0.43% 0.50% 0.14% 0.00% Note: Peer group consists of Western region banks and thrifts with total assets between $5 billion and $50 billion as of June 30, 2020 © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 24

CRE TO CAPITAL CONCENTRATION RATIO Experience in managing CRE concentrations well in excess of 300% • CRE concentrations are well-managed across the organization, and semi annually stress tested CRE Concentration Ratio(1) 800% 627% Managed Growth 600% Decreased 499% Opus Grandpoint Acquisition 415% Acquisition 389% 400% 372% 376% 385% 349% 362%352%365% 356% 363% 336% 340%336% 341%342%332%326% 310% 316% 306% 287%287%275% 285% 200% 0% 2008 2009 2010 2011 2012 2013 2014 2015 1Q'16 2Q'16 3Q'16 4Q'16 1Q'17 2Q'17 3Q'17 4Q'17 1Q'18 2Q'18 3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 3Q'20 Note: Prior to 2020, CRE Concentration Ratio defined as (Non-owner Occupied CRE + Construction + Multifamily) / Total Risk-based Capital 1. CRE Concentration Ratio in 2020 defined as (Non-owner Occupied CRE + Construction + Multifamily) / (Tier 1 Capital + ACL attributable to loans) © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 25

PPBI’s Key Attributes

CULTURE AT PACIFIC PREMIER BANK Our culture is defined by our Success Attributes © 2019 Pacific Premier Bancorp, Inc. | All rights reserved 27

ENVIRONMENTAL, SOCIAL, GOVERNANCE Corporate giving and We believe in doing our part to strengthen our communities responsibility is a pillar of through responsible employee business practices, robust our business culture corporate governance and shareholder friendly policies. (1) 2020 Highlights : Charitable giving in 2020 has been focused on COVID-19 COVID-19 Pandemic Response relief efforts and social justice initiatives: 3,851 122,803 • $297 million of investments and loans in 4,750 affordable housing units PPP Loans Jobs retained • 63% of charitable giving benefited minority communities $2,106,114 Our employees are leaders working with our 300+ Charitable Community Support community partners: 5,416 Volunteer Hours Recycling 2020 YTD Serve on Boards Provide financial and Promote community and committees technical expertise development missions 291,371 146 Pounds Tons By shredding and 2,477 437 291 1,019,797 Cubic Yards Trees Barrels of Oil Gallons of Water recycling, we have saved: of Landfill 1. Data from January 1, 2020 – September 30, 2020 © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 28

CONCLUDING THOUGHTS  We have maintained a strong credit culture in both good times and bad  Emphasis on risk management has been, and continues to be a key strength of our organization  Highly experienced and respected bank acquirer – 11 successful acquisitions since 2011  Financial results remain solid – strong capital ratios and core earnings  Our culture differentiates us and drives fundamentals for all stakeholders  We believe we are well-positioned to take advantage of opportunities which arise from this economic crisis  Shareholder value is our key focus – building long term value for our owners © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 29

Appendix Material

NON-U.S. GAAP FINANCIAL MEASURES Tangible common equity to tangible assets (the "tangible common equity ratio") and tangible book value per share are non-U.S. GAAP financial measures derived from U.S. GAAP-based amounts. We calculate the tangible common equity ratio by excluding the balance of intangible assets from common stockholders' equity and dividing by tangible assets. We calculate tangible book value per share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which we calculate by dividing common stockholders’ equity by common shares outstanding. We believe that this information is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios. Accordingly, we believe that these non-U.S. GAAP financial measures provide information that is important to investors and that is useful in understanding our capital position and ratios. However, these non-U.S. GAAP financial measures are supplemental and are not a substitute for an analysis based on U.S. GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-U.S. GAAP measure of tangible common equity ratio to the U.S. GAAP measure of common equity ratio and tangible book value per share to the U.S. GAAP measure of book value per share are set forth below. As of September 30, June 30, September 30, 2019 2020 2020 Total stockholders' equity $ 1,988,998 $ 2,654,647 $ 2,688,085 Less: Intangible assets 895,882 995,716 988,446 Tangible common equity $ 1,093,116 $ 1,658,931 $ 1,699,639 Total assets $ 11,811,497 $ 20,517,074 $ 19,844,240 Less: Intangible assets 895,882 995,716 988,446 Tangible assets $ 10,915,615 $ 19,521,358 $ 18,855,794 Tangible common equity ratio 10.01% 8.50% 9.01% Basic shares outstanding 59,364,340 94,350,902 94,375,521 Book value per share $ 33.50 $ 28.14 $ 28.48 Less: Intangible book value per share 15.09 10.55 10.47 Tangible book value per share $ 18.41 $ 17.58 $ 18.01 Note: All dollars in thousands, except per share data © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 31

NON-U.S. GAAP FINANCIAL MEASURES Return on average tangible common equity is a non-U.S. GAAP financial measure derived from U.S. GAAP-based amounts. We calculate this figure by excluding CDI amortization expense and excluding the average CDI and average goodwill from the average stockholders’ equity during the period. We believe that this non-U.S. GAAP financial measure provides information that is important to investors and that is useful in understanding our performance. This non-U.S. GAAP financial measure is supplemental and is not a substitute for an analysis based on U.S. GAAP measures. As companies may use different calculations for this measure, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the U.S. GAAP measure of return on average equity to the non-U.S. GAAP measure of return on average tangible common equity is set forth below. Three Months Ended, 9/30/2019 6/30/2020 9/30/2020 Net Income (loss) $ 41,375 $ (99,091) $ 66,566 Plus: amortization of intangible assets expense 4,281 4,066 4,538 Less: amortization of intangible assets expense tax adjustment 1,240 1,166 1,301 Net income (loss) for average tangible common equity $ 44,416 $ (96,191) $ 69,803 Average stockholders' equity $ 1,990,311 $ 2,231,722 $ 2,689,867 Less: average intangible assets 90,178 84,148 92,768 Less: average goodwill 808,322 838,725 898,430 Average tangible common equity $ 1,091,811 $ 1,308,849 $ 1,698,669 Return on average equity(1) 8.32% -17.76% 9.90% Return on average tangible common equity(1) 16.27% -29.40% 16.44% Note: All dollars in thousands 1. Annualized © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 32

NON-U.S. GAAP FINANCIAL MEASURES

For periods presented below, efficiency ratio is a non-U.S. GAAP financial measure derived from U.S. GAAP-based amounts. This figure represents the ratio of noninterest expense less other real estate owned operations, amortization of intangible assets expense, and merger-related expense to the sum of net interest income before provision for loan losses and total noninterest income, less gain/(loss) on sale of securities, OTTI impairment - securities, gain/(loss) on sale of other real estate owned, and gain/(loss) from debt extinguishment. Management believes that the exclusion of such items from this financial measures provides useful information to gain an understanding of the operating results of our core business. This non-U.S. GAAP financial measure is supplemental and is not a substitute for an analysis based on U.S. GAAP measures. As companies may use different calculations for this measure, this presentation may not be comparable to other similarly titled measures reported by other companies. A calculation of the non-U.S. GAAP measure of efficiency ratio is set forth below.

	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	Q1 2020	Q2 2020	Q3 2020
Total noninterest expense	$ 50,815	$ 54,938	$ 73,332	$ 98,063	$ 167,958	$ 249,905	$ 259,065	$ 66,631	$ 115,970	$ 98,579
Less: amortization of intangible assets expense	764	1,014	1,350	2,039	6,144	13,594	17,245	3,965	4,066	4,538
Less: Merger-related expense	6,926	1,490	4,799	4,388	21,002	18,454	656	1,724	39,346	2,988
Less: Other real estate owned operations, net	618	75	121	385	72	4	160	14	9	(17)
Noninterest expense, adjusted	**$ 42,507**	**$ 52,359**	**$ 67,062**	**$ 91,251**	**$ 140,740**	**$ 217,853**	**$ 241,004**	**$ 60,928**	**$ 72,549**	**$ 91,070**
Net interest income	$ 58,444	$ 73,635	$ 106,299	$ 153,075	$ 247,502	$ 392,711	$ 447,301	$ 109,175	$ 130,292	$ 166,546
Add: Total noninterest income	8,811	13,377	14,388	19,602	31,114	31,027	35,236	14,475	6,898	26,758
Less: Net gain (loss) from investment securities	1,544	1,547	290	1,797	2,737	1,399	8,571	7,760	(21)	1,141
Less: OTTI impairment - securities	(4)	(29)	-	(205)	1	4	2	-	-	1
Less: Net gain (loss) from other real estate owned	-	-	-	-	46	281	52	-	(55)	13
Less: Net gain (loss) from debt extinguishment	-	-	-	-	-	-	(612)	-	-	-
Revenue, adjusted	**$ 65,715**	**$ 85,494**	**$ 120,397**	**$ 171,085**	**$ 275,832**	**$ 422,054**	**$ 474,524**	**$ 115,890**	**$ 137,266**	**$ 192,149**
Efficiency Ratio	**64.7%**	**61.3%**	**55.9%**	**53.6%**	**51.0%**	**51.6%**	**50.8%**	**52.6%**	**52.9%**	**47.4%**

Note: All dollars in thousands

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

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NON-U.S. GAAP FINANCIAL MEASURES

Pre-provision net revenue is a non-U.S. GAAP financial measure derived from U.S. GAAP-based amounts. We calculate pre-provision net revenue by excluding income tax, provision for credit losses, and merger related expenses from the net income. Management believes that the exclusion of such items from this financial measures provides useful information to gain an understanding of the operating results of our core business. This non-U.S. GAAP financial measure is supplemental and is not a substitute for an analysis based on U.S. GAAP measures. As companies may use different calculations for this measure, this presentation may not be comparable to other similarly titled measures reported by other companies. A calculation of the non-U.S. GAAP measure of pre-provision net revenue is set forth below.

	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	Q1 2020	Q2 2020	Q3 2020
Interest income	$ 63,800	$ 81,339	$ 118,356	$ 166,605	$ 270,005	$ 448,423	$ 526,107	$ 123,789	$ 144,122	$ 181,991
Interest expense	5,356	7,704	12,057	13,530	22,503	55,712	78,806	14,614	13,830	15,445
Net interest income	58,444	73,635	106,299	153,075	247,502	392,711	447,301	109,175	130,292	166,546
Noninterest income	8,811	13,377	14,388	19,602	31,114	31,027	35,236	14,475	6,898	26,758
Revenue	67,255	87,012	120,687	172,677	278,616	423,738	482,537	123,650	137,190	193,304
Noninterest expense	50,815	54,938	73,332	98,063	167,958	249,905	259,065	66,631	115,970	98,579
Add: Merger related expense	6,926	1,490	4,799	4,388	21,002	18,454	656	1,724	39,346	2,988
Pre-provision net revenue	**$ 23,366**	**$ 33,564**	**$ 52,154**	**$ 79,002**	**$ 131,660**	**$ 192,287**	**$ 224,128**	**$ 58,743**	**$ 60,566**	**$ 97,713**
Pre-provision net revenue (annualized)	**$ 23,366**	**$ 33,564**	**$ 52,154**	**$ 79,002**	**$ 131,660**	**$ 192,287**	**$ 224,128**	**$ 234,972**	**$ 242,264**	**$ 390,852**
Average Assets	**$ 1,441,555**	**$ 1,827,935**	**$ 2,622,476**	**$ 3,601,411**	**$ 6,094,883**	**$ 9,794,917**	**$11,546,912**	**$11,591,336**	**$15,175,310**	**$20,366,761**
PPNR / Average Assets	**1.62%**	**1.84%**	**1.99%**	**2.19%**	**2.16%**	**1.96%**	**1.94%**	**0.51%**	**0.40%**	**0.48%**
PPNR / Average Assets (annualized)	**1.62%**	**1.84%**	**1.99%**	**2.19%**	**2.16%**	**1.96%**	**1.94%**	**2.03%**	**1.60%**	**1.92%**

Note: All dollars in thousands
1. Annualized

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

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NON-U.S. GAAP FINANCIAL MEASURES

Core net interest income and core net interest margin are non-U.S. GAAP financial measures derived from U.S. GAAP-based amounts. We calculate core net interest income by excluding scheduled accretion income, accelerated accretion income, premium amortization on CD and nonrecurring nonaccrual interest paid from net interest income. The core net interest margin is calculated as the ratio of core net interest income to average interest-earning assets. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.

Core loan interest income and core loan yields are non-U.S. GAAP financial measures derived from U.S. GAAP-based amounts. We calculate core loan interest income by excluding scheduled accretion income, accelerated accretion income and nonrecurring nonaccrual interest paid from loan interest income. The core loan yield is calculated as the ratio of core loan interest income to average loans. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.

	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020
Net interest income	$ 58,444	$ 73,635	$ 106,299	$ 153,075	$ 247,502	$ 392,711	$ 111,406	$ 110,641	$ 112,335	$ 112,919	$ 109,175	$ 130,292	$ 166,546
Less: Accretion income	3,241	1,927	4,387	9,178	12,901	16,082	3,805	4,950	6,026	5,828	4,105	5,848	12,196
Less: Premium amortization on CD	139	143	200	411	969	1,551	201	124	124	72	63	1,054	2,968
Less: Nonrecurring nonaccrual interest paid	-	-	-	-	-	-	161	107	37	168	-	(142)	(275)
Core net interest income	**$ 55,064**	**$ 71,565**	**$ 101,712**	**$ 143,486**	**$ 233,632**	**$ 375,078**	**$ 107,239**	**$ 105,460**	**$ 106,148**	**$ 106,851**	**$ 105,007**	**$ 123,532**	**$ 151,657**
Average interest-earning assets	**$ 1,399,806**	**$ 1,750,871**	**$ 2,503,009**	**$ 3,414,847**	**$ 5,583,774**	**$ 8,836,075**	**$ 10,339,248**	**$ 10,363,988**	**$ 10,228,878**	**$ 10,347,009**	**$ 10,363,570**	**$ 13,831,914**	**$ 18,707,605**
Net interest margin	**4.18%**	**4.21%**	**4.25%**	**4.48%**	**4.43%**	**4.44%**	**4.37%**	**4.28%**	**4.36%**	**4.33%**	**4.24%**	**3.79%**	**3.54%**
Core net interest margin	**3.93%**	**4.09%**	**4.06%**	**4.20%**	**4.18%**	**4.24%**	**4.21%**	**4.08%**	**4.12%**	**4.10%**	**4.08%**	**3.59%**	**3.23%**

	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020
Loan interest income	$ 58,089	$ 75,751	$ 111,097	$ 157,935	$ 251,027	$ 415,410	$ 121,476	$ 121,860	$ 122,974	$ 119,353	$ 113,265	$ 133,339	$ 167,455
Less: Loan accretion	3,241	1,927	4,387	9,178	12,901	16,082	3,805	4,950	6,026	5,828	4,105	5,848	12,196
Less: Nonrecurring nonaccrual interest paid	-	-	-	-	-	-	161	107	37	168	-	(142)	(275)
Core loan interest income	**$ 54,848**	**$ 73,824**	**$ 106,710**	**$ 148,757**	**$ 238,126**	**$ 399,328**	**$ 117,510**	**$ 116,803**	**$ 116,911**	**$ 113,357**	**$ 109,160**	**$ 127,633**	**$ 155,534**
Average loans	**$ 1,039,654**	**$ 1,424,727**	**$ 2,061,788**	**$ 2,900,379**	**$ 4,724,808**	**$ 7,527,004**	**$ 8,867,159**	**$ 8,779,440**	**$ 8,728,536**	**$ 8,700,690**	**$ 8,645,252**	**$ 11,242,721**	**$ 14,034,868**
Loan yield	**5.59%**	**5.32%**	**5.39%**	**5.45%**	**5.31%**	**5.52%**	**5.56%**	**5.57%**	**5.59%**	**5.44%**	**5.27%**	**4.77%**	**4.75%**
Core loan yield	**5.28%**	**5.18%**	**5.18%**	**5.13%**	**5.04%**	**5.31%**	**5.37%**	**5.34%**	**5.31%**	**5.17%**	**5.08%**	**4.57%**	**4.41%**

Note: All dollars in thousands

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

35